Exhibit 99.2

 +  Erik Holmlin, PhD, CEO of Bionano GenomicsOctober 12, 2021  Creating the Leading Variant Analysis Platform in Genomics

 Legal DisclaimerThis presentation contains forward-looking statements. Forward-looking statements describe future expectations, plans, results or strategies and are generally preceded by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions (including the negative thereof). Forward-looking statements in this presentation include, but are not limited to, statements regarding: (i) growth drivers and expected levels of our organic growth; (ii) the future value drivers in genomics; (iii) the anticipated benefits of the transaction summarized in this presentation, accessibility of OGM data and our leadership position in the market; (iv) our ability to stay in front of competitors’ improvements in technologies; (v) anticipated milestones; and (vi) other statements that are not historical facts.Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Forward-looking statements are based only on current information, assumptions and expectations, and involve a number of risks and uncertainties relating to (i) our inability to integrate BioDiscovery’s business into our own; (ii) challenges inherent in developing, manufacturing and commercializing products; (iii) the timing and mix of customer orders among our products; (iv) our ability to further deploy new products and applications and expand the markets for our technology platforms; (v) third parties’ abilities to manufacture our instruments and consumables; (vi) the success of products competitive with our own; (vii) our expectations and beliefs regarding future growth of the business and the markets in which we operate; (viii) the accuracy of our estimates; (ix) our ability to fund our operations; and (x) the application of generally accepted accounting principles which are highly complex and involve many subjective assumptions. We are under no duty to update any of these forward-looking statements after the date of this presentation to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements contained in this presentation. More information about these and other statements, risks and uncertainties is contained in our filings with the U.S. Securities and Exchange Commission. All forward-looking statements contained in this presentation speak only as of the date on which they were made. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, occurrence of future events or otherwise except as required by applicable law.

 NGS  Microarray  Structural Variation Analysis   Molecular Diagnostics & Personalized Medicine  Targeted Therapies  Immuno Oncology  CRISPR Gene Editing  Consumer Genomics  We Believe the Next Wave of Big Biology and Value Creation in Genomics Will Be Driven by Structural Variation and Integrated Genome Analysis  2000 - 2020  2020 -                                                                                   NTRK  Gleevec  EML4 ALK Inhibitor  Microarrays from Affymetrix and Illumina in the 2010s and Next-Gen Sequencing from Illumina in the 2020s drove the first wave of BIG BIOLOGY in Genomics focused on SNPs  We believe Bionano’s Optical Genome Mapping technology could drive the next wave with SV Analysis

 Acquisition Expected to Accelerate and Broaden Bionano’s Market Leadership in Cytogenomics and Comprehensive Genome Analysis  Our vision is to make OGM ubiquitous, this vision requires exceptional softwareDelivering seamless integration with as many data types as possible, OGM can be used more broadlyEnables Bionano to offer the most comprehensive genome analysis by combining NGS with OGM data in one integrated workflowWe would have the only proprietary data type (OGM) within this software ecosystemTransforms Bionano into a genomics data solutions provider    Data Integration

 Overview of BioDiscovery  Headquartered in El Segundo, CAFounded by Dr. Soheil Shams, CEO2020: Revenue of $3.6M and profitable  Software customers spanning the globeBest-in-class software for CNVsEnables Bionano to achieve expanded reach

 Overview of BioDiscovery’s NxClinical and Nexus CN Products  BioDiscovery offers NxClinical and Nexus CN software solutions – the only platform agnostic data interpretation and reporting software that integrates NGS and microarray data to provide visualization of SNVs, CNVs and AOH across the genome for a fully integrated analysis in one seamless workflow with database functionality.     CNVs  SNVs  AOH  All SVs  Methylation  Future  Current  RNA Seq

 Software is THE Critical Interface - We Believe That Without Powerful and Seamless Software Users Cannot Get the Answers They Seek  Acquisition enables Bionano to develop the most comprehensive variant analysis platform in genomics  Software is how customers see, feel and comprehend OGM and is critical for adoption  OGM is our proprietary data type, but clinical research labs desire integrated cross-platform analyses  BioDiscovery’s software can integrate OGM with NGS and array data for potentially broader adoption  Integration of all genomic data types into one software solution can make OGM ubiquitous

Integration Plan & Operational Structure

- Dr. Soheil Shams becomes Chief Informatics Officer (CIO) of Bionano
- Location in El Segundo, CA, preserved as Bionano software hub
- CIO integrated into Bionano software/informatics programs
  - Drive integration of SV analysis pipelines into N_xClinical software
  - Streamline consolidation of Access/Solve and N_xClinical software
  - Integrate NGS and microarray data with OGM data to create potentially the most comprehensive genomics software in one seamless workflow
- World class team of software engineers, computational biologists, algorithm developers, and an experienced commercial team with expertise supporting genome analysis bionano GENOMICS

8

Planned Evolution of NxClinical Featuring OGM Data:

 Summary Terms  Bionano’s transaction consideration will be up to $100 million, consisting of a combination of cash and equity. A portion of the equity is subject to vesting based on continued service of key employees and a portion of the cash is contingent on achieving full integration of OGM data into BioDiscovery’s software platform. The acquisition is expected to close before October 22, 2021.

   Erik Holmlin, PhD, CEO of Bionano GenomicsOctober 12, 2021  +  Transforming the Way the World Sees the Genome